SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011

COLUMBUS MCKINNON CORPORATION
 (Exact name of registrant as specified in its charter)

NEW YORK
 (State or other jurisdiction of incorporation)

0-27618	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

140 JOHN JAMES AUDUBON PARKWAY, AMHERST, NEW YORK	14228-1197
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS

On August 1, 2011 Columbus McKinnon Corporation (the “Company”) announced that, effective August 8, 2011, Karen L. Howard will serve as its Vice President – Strategic Initiatives and no longer serve as its Vice President – Finance and Chief Financial Officer.  In her new capacity, Ms. Howard will be responsible for planning and executing certain of the Company’s strategic initiatives to profitably grow around the world. These initiatives involve investments in new markets, operational excellence, and mergers and acquisitions aligned to meet the Company’s long-term objectives.  Ms. Howard will also remain a member of the Company’s Executive Committee.

Also on August 1, 2011, the Company announced that Gregory C. Rustowicz has been named Vice President - Finance and Chief Financial Officer effective August 8, 2011.  He will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer and be a member of the Company’s Executive Committee.  Mr. Rustowicz, age 51, is a Certified Public Accountant who has served as Corporate Treasurer from June 2007 to November 2010, and more recently as Vice President, Finance for Momentive Performance Materials since November 2010. Prior to joining Momentive Performance Materials Mr. Rustowicz served in a variety of treasury, accounting, and planning and reporting roles for PPG in over 20 years of service.

Mr. Rustowicz was not appointed pursuant to any arrangement or understanding between himself and any other person.  There are no relationships between Mr. Rustowicz and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with his employment with the Company, Mr. Rustowicz will receive base salary at the annualized rate of $275,000 per year and will also be eligible for incentive compensation targeted at 50% of his base salary.  He will be able to participate in the Company’s Long Term Incentive Plan at a target level of 90% of his annual base salary.  He will be eligible to receive non-qualified stock options and restricted stock units in October 2011.

Mr. Rustowicz will receive  relocation and transition benefits covering the movement of his household goods, plus a one-time $65,000 taxable lump sum payment to assist with moving costs, and another $65,000 taxable lump sum payment provided that he sells his current home and establishes a residence within 50 miles of the Company’s corporate headquarters in Amherst, New York.  He will also be required to sign a repayment agreement which states that he will be required to repay 100% of the relocation and transition benefits if he voluntarily terminates his employment within 24 months.

Mr Rustowicz will enter into a Change in Control Agreement comparable to other Executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS McKINNON CORPORATION

	By:	/s/ Timothy T. Tevens
	Name:	Timothy T. Tevens
Title: Chief Executive Officer
(Principal Executive Officer)

Dated: August 1, 2011